SCHEDULE 14C INFORMATION

                       Information Statement Pursuant to
              Section 14(c) of the Securities Exchange Act of 1934


Check the appropriate box:

[X]  Preliminary Information Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)
     (2))
[ ]  Definitive Proxy Statement


                              WESTERN TRANSITIONS, INC.
                              -------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rule 14c-5(g) and 0-11.

    1) Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------
    5) Total fee paid:

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[ ] Fee paid previously by written preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously paid:
                              --------------------------------------------------
    2) Form Schedule or Registration Statement No.:
                                                   -----------------------------
    3) Filing Party:
                    ------------------------------------------------------------
    4) Date Filed:
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


                            WESTERN TRANSITIONS, INC.
                         2140 West Charleston Boulevard
                                     Suite B
                               Las Vegas, NV 89102

                              INFORMATION STATEMENT

                                   Pursuant to
                              Section 14(f) of the
                       Securities Exchange Act of 1934 and
                                 SEC Rule 14f-1


                                  INTRODUCTION

     This Statement is being mailed on or about December __, 2005 to holders of record on December __, 2005 of the holders of the shares of Common Stock, par value $.001 per share (the "Common Stock") of Western Transitions, Inc., a Nevada corporation (the "Company"), in connection with the change of the Company's directors to be effected on or after December __, 2005 following the closing of the transaction discussed below.

BACKGROUND OF TRANSACTION AND CHANGE IN CONTROL

     Pursuant to the terms of a Share Exchange Agreement (the "Agreement") between the Company and Gotaplay Interactive, Inc., a Nevada corporation ("GII"), the Company has acquired all of GII's issued and outstanding shares of common stock from the GII shareholders in exchange for 17,020,000 "restricted" shares of the Company's Common Stock issued to the GII shareholders, pursuant to a voluntary share exchange agreement between the Company and GII and its shareholders. As a result, GII will become a wholly-owned subsidiary of the Company. This transaction (the "Transaction") has been effected by authority of the board of directors of the Company; no approval of the Transaction by the Company's shareholders has been or will be sought by the board of directors. As a result of the Transaction, voting control of the Company will change and the Company's current officer and director will resign and will be replaced by Directors and Officers selected by GII's management (see "Directors and Executive Officers"). In addition, pursuant to the affirmative vote of the holders of a majority of the Company's issued and outstanding common stock, the Company's Articles of Incorporation will be amended to reflect a change in the name of the Company to "Gotaplay Interactive, Inc."

     GII is engaged in the business of on-line rental of video games for X-Box, Sony Playstation, Nintendo and several portable game consoles. GII has made two strategic acquisitions of game rental companies over the last year and has successfully integrated those operations. It has operated as a private company for the last year and has focused its attention on building out multiple distribution  centers,  as  well  as the  development  of its  proprietary  Game
Distribution   System  ("GDS").   GDS  is  a  software  system

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

that links all distribution centers and operates the back office processes online for GII's national operations.

     As of the date of this Information Statement, there are 13,672,127 shares of the Company's Common Stock issued and outstanding.

REASON FOR INFORMATION STATEMENT

     Because a majority of its directors is being changed otherwise than at a meeting of stockholders and the holders of a majority of the Company's issued and outstanding common stock have taken action to amend the name of the Company, the Company is required pursuant to Rule 14f-1 promulgated under the Securities Exchange Act of 1934 to provide its stockholders and the Securities and Exchange Commission (the "Commission") with certain information not less than ten days prior to the date on which the change will take place, or such other time period as may be established by the Commission. This Information Statement is being filed with the Commission and sent to stockholders in compliance with that Rule.

INFORMATION RELATING TO THE COMPANY'S SECURITIES

     There are 13,672,127 shares of the Company's Common Stock issued and outstanding. Each share entitles the record holder to one vote on all matters that are presented to stockholders for their consideration. The Common Stock is the only issued and outstanding stock of the Company.


                             PRINCIPAL STOCKHOLDERS

     The following table sets forth as of the date of this report certain information with respect to those persons known by the Company to be record or beneficial owners of more than 5% of its outstanding Common Stock, with respect to each Director, and with respect to all Directors and Officers as a group. All ownership is direct unless otherwise noted. Percentage ownership is based on the 13,672,127 shares outstanding.


                                                          Amount and Nature of
                         Name and Address                      Beneficial            Percent
Title of Class          of Beneficial Owner                     Ownership            of Class
--------------          -------------------                     ---------            --------
Common             THI Inc, LLC                                 4,000,000              29.3%
                   2140 West Charleston Blvd., Suite B
                   Las Vegas, NV 89102

Common             NYX Management S.A.                          2,000,000              14.6%
                   Chancery Court
                   P.O. Box 42544 Freeport, Bahamas

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
                                                          Amount and Nature of
                         Name and Address                      Beneficial            Percent
Title of Class          of Beneficial Owner                     Ownership            of Class
--------------          -------------------                     ---------            --------
Common             Prominence Capital Corporation Suite 1101    2,000,000              14.6%
                   44 Victoria Street
                   Toronto, Ontario M5C 1Y2 Canada

Common             Cambridge Mercantile Holdings S.A.           2,000,000              14.6%
                   Continental Trust Corporation Ltd.
                   Century House
                   16 Pur-la-Ville Road
                   Hamilton HM HX, Bermuda

Common             The Derek Corporation                        2,000,000              14.6%
                   Suite 1440
                   The Exchange Tower
                   130 King Street West
                   Toronto, Ontario M5X 1E3 Canada

Common             DGM Bank & Trust Inc.                          800,000               5.9%
                   Chancery House
                   High Street
                   Bridgetown, Barbados, West Indies

Common             All Officers and Directors as a Group (1             -                -
                   person) (1)

-----------------------------

(1) Mr. Zukovs, the Company's sole officer and director, owns no shares of the Company's stock.

DIRECTORS AND EXECUTIVE OFFICERS

     The sole Director and Officer of the Company as of the date of this report are as follows:

           Name              Age                   Position
           ----              ---                   --------

     Alex Zukovs              50        President, Secretary, Treasurer and
                                        director

RESUME

     Alex Zukovs is currently our president, Secretary, Treasurer and our sole director. He was appointed to his positions with our Company in October 2005. In addition to his positions with our Company, since March 1993 Mr. Zukovs has been President of Cozgeld Capital Corporation, Toronto, Ontario, Canada, a privately held financial consulting firm providing services to both private and public companies. He devotes approximately 80% of his time to the business of the Company.

     On the closing of the Transaction, the Company's current officers and directors will resign and will be replaced, without stockholder action, by the following officers and directors, and continue to retain their positions with GII.

           Name              Age                Future Position
           ----              ---                ---------------

     John P. Gorst            37         Chief Executive Officer, Chairman
                                        of the Board

     M. Carroll Benton        61        Chief Financial and Administrative
                                        Officer, Secretary, Treasurer and
                                        Director

     Asra Rasheed             32        Chief Operating Officer, President

     Mark Levin               34        Director

RESUMES OF NEW MANAGEMENT

     John P. Gorst is the Co-Founder, Chairman of the Board, and Chief Executive Officer of GII, positions he will assume with the Company upon closing of the Transaction. Mr. Gorst has directed all development and business efforts for GII since inception. Mr. Gorst has over 15 years experience in founding entrepreneurial technology ventures, specifically in the development of software and data services for business. His experience includes serving as chief executive officer and board chairman of Insynq, Inc. an application service provider, from August 1998 to present, vice president & general manager for a computer integration company, Interactive Information Systems Corp., from July 1996 to August 1998, and a training/IS consulting business in conjunction with Nynex Business Centers of New York. Upon closing of the Transaction, Mr. Gorst's primary responsibility shall be co-chairman of the board and chief executive officer. Mr. Gorst will be directing the Company's strategy, and positioning the Company in the business marketplace by forging strategic business alliances and mergers and acquisitions. Mr. Gorst will also serve as company and technology evangelist at tradeshows, press conferences and industry analyst meetings in order to increase awareness for the Company's brand. Mr. Gorst graduated top of his class as an Electronic Design Engineer from one of the top trade schools in Arizona. Mr. Gorst was also awarded a medal of honor for business leadership in 2001 and 2005 from the National Republican Congress. He intends to devote substantially all of his business time to the Company.

     M. Carroll Benton is the Co-Founder, Secretary/Treasurer, Chief Financial Officer, Chief Administrative Officer, and Director of GII, positions she shall assume upon closing of the Transaction. Ms. Benton has directed and managed the fiscal responsibilities of GII since inception. Ms. Benton's

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

early career spanned both the public and private sectors working largely with the banking systems and higher education institutions where she assisted in the development and deployment strategies necessary for computerization of these and other entities. Ms. Benton has successfully managed a 13 state insurance brokerage firm and has been a consultant to the small to medium business markets via accounting system design, implementation, support, and business practice analysis. She also taught undergraduate accounting courses at several Puget Sound colleges and universities. With an in-depth understanding of GII's finances, accounting infrastructure and compliance issues, Ms. Benton oversees the current financial operations and administrative. From December 1995 through December 1999, Ms. Benton was president of a computer integration company, Interactive Information Systems, Corp. Her public sector experience includes serving as chief administrative officer, secretary, treasurer, interim chief financial officer and director for Insynq, Inc., a Pacific Northwest application service provider, from August 1998 to present. Formerly with a local CPA firm, Ms. Benton brings over 37 years of financial expertise to the business. She intends to devote substantially all of her business time to the Company.

     Asra Rasheed is the COO and President of GII, positions she will assume with the Company upon closing of the Transaction. She is the founder of Next Rental, Inc. An entrepreneur at heart, Ms. Rasheed has started and sold several successful businesses in the multi media space in last 8 years. Prior to starting NextRental.com, she was Director of Multi Media at Koyo Graphics where she managed large web development projects for clients like Warner Brothers, Sanyo, Sony, etc. She also managed the development of online DVD rental and sales website for the largest distributor of Bollywood industry. Asra was also Vice President of Business Development for a $30 Million dollar company, Luminex. Asra has a Bachelors of Science from Cal State University, Fullerton. She intends to devote substantially all of her business time to the Company.

     Mark H. Levin, MBA is a Co- Founder and Director, of GII, positions he will assume with the Company upon closing of the Transaction. For the past 7 years Mr. Levin has been the CEO of Eyecity.com, Inc an internet eye care company providing, sunglasses and prescription glasses to the general public. Mr. Levin has raised over $10 million dollars for the company and completed many acquisitions to enhance shareholder value. Mr. Levin created over $80 million dollars in shareholder value during his term as CEO. The company was sold off after the internet bubble in 2000 and remains a public shell today. Mr. Levin consults with public and private companies regarding mergers and acquisitions, financing, shareholder relations, and strategic alliances. Mr. Levin holds an MBA in marketing and BBA in management from Hofstra University. Mr. Levin will be responsible for funding and shareholder relations.

COMPENSATION

     The current officer and director of the Company has not been paid a salary or received other compensation by the Company.

     During GII's most recent fiscal year, Mr. Gorst was paid $22,000 by GII in salary or other compensation. No other officer of GII was paid in excess of $100,000 in the last fiscal year. Compensation to be paid the officers of the Company for 2006 and thereafter will be determined by the board of directors of the Company.

     GII may award stock options to key employees, members of management, directors and consultants under stock option programs as bonuses based on performance. However, as of the date of this Information Statement, no such plans have been adopted by the Company or GII.

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

RELATED PARTY TRANSACTIONS

     In June 2005, GII and Insynq, Inc., a public reporting company, entered into a five year agreement whereby Insynq was awarded an application management services agreement in exchange for supplying business technology, IT management and communications infrastructure. Mr. Gorst was Chief Executive Officer of Insynq at that time.

     As of the date hereof, no other related party transactions exist between GII and its present directors, officers, 5% or greater shareholders or any affiliate thereof, either individually or through ownership of a controlling interest in any company or other entity, and no related party transactions are planned as between such persons and the Company.

STANDING AUDIT, NOMINATING AND COMPENSATION COMMITTEES

     The Company does not have an audit, nominating or compensation committee.

INFORMATION RELATING TO BOARD OF DIRECTORS MEETINGS.

     The Company presently has one director.


                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no forms were required for those persons, the Company believes that all filing requirements applicable to officers, directors and greater than 10% beneficial owners were complied with, but were filed late.

Dated:  December ___, 2005.

                                          WESTERN TRANSITIONS, INC.


                                          --------------------------------------
                                          Alex Zukovs, President


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